Exhibit 10.104

Amendment to Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs of dermaPACE®System and Equipment

This Amendment (this “Amendment”) to Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs of dermaPACE®System and Equipment, effective as of November 1, 2023 (the “Effective Date”), is entered into by and among SANUWAVE Health, Inc., a Nevada corporation (“SNWV”), Premier Shockwave Wound Care, Inc., a Georgia corporation (“PSWC”), and Premier Shockwave, Inc., a Georgia corporation (“PS”), pursuant to Section 21 of the Agreement (as defined below).  Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the respective meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the parties hereto entered into that certain Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs of dermaPACE®System and Equipment Agreement, dated as of February 13, 2018 (including all exhibits, schedules, addendum, and amendments thereto, collectively, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement to remove Section 10 in its entirety.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement, as of the Effective Date, as follows:

1.          Amendment. The following shall be added at the end of Section 10 of the Agreement as new Section 10.6:

“10.6  Notwithstanding the foregoing, the transactions to be consummated pursuant to and in connection with that certain Agreement and Plan of Merger, by and among SEP Acquisition Corp., a Delaware corporation (“SEPA”), SEP Acquisition Holdings Inc., a Nevada corporation and a wholly owned subsidiary of SEPA, and SNWV shall not constitute a “change of control” hereunder.”

2.          Miscellaneous.

2.1.          This Amendment shall be subject to and governed by the laws of the State of Georgia. The parties agree to submit to the jurisdiction of the Georgia courts and agree that the Georgia courts shall have jurisdiction over any controversy arising out of or related to this Amendment or the performance thereof.

2.2.          This Amendment may be executed in counterparts, including by facsimile, pdf or other electronic means, each of which will together, for all purposes, constitute one and the same legal instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that both parties are not signatories to the same counterpart.

2.3.          Except as specifically modified and amended herein, all other terms, provisions, requirements, and specifications contained in the Agreement shall remain unchanged and in full force and effect.  Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

2.4.          In the event of a conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement.

SNWV: SANUWAVE Health, Inc.		PSWC: Premier Shockwave Wound Care, Inc.

By:	/s/ Morgan C. Frank	By:	/s/ A. Michael Stolarski
Name: Morgan C. Frank		Name: A. Michael Stolarski
Title: Chief Executive Officer		Title: Authorized Officer

PS: Premier Shockwave, Inc.

By:	/s/ A. Michael Stolarski
Name: A. Michael Stolarski
Title: Authorized Officer

[Signature Page to Amendment]